UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025

NIXXY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Farmington Avenue, Suite 252

Bristol, CT 06010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market
Common Stock Purchase Warrants	NIXXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Mexedia Agreement

On February 24, 2025, Nixxy, Inc. (the “Company” or “Nixxy”) announced that it entered into a twelve-month contract with Mexedia SpA (“Mexedia”), an Italian technology and communications provider (the “Mexedia Agreement”).

Under the Mexiedia Agreement, commencing on or before May 1, 2025, the Company will provide Mexedia SMS services over its newly integrated cloud-based platform that helps carriers and operators aggregate wholesale SMS messaging. The Company has engineered its port provisioning to scale dynamically and support up to $10,000,000 in revenue per month for twelve calendar months. The Mexedia Agreement will renew automatically thereafter, subject to either party's right of termination upon proper notice. The Company will also be layering its enhanced AI platform for dynamic billing and quality and price-based routing, with the multitude of carriers it interconnects with.

The foregoing description of the Mexidea Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Employment Agreement with Miles Jennings

In connection with his appointment as Interim Chief Executive Officer of the Company, on February 24, 2025, Mr. Jennings entered into an employment agreement (the “Jennings Agreement”). Under the Jennings Agreement, Mr. Jennings’ annual salary will increase to $350,000. The initial term of the Jennings Agreement is for three months, and thereafter on a month-to-month basis. The Jennings Agreement can be terminated with or without cause by either Mr. Jennings or the Company upon written notice. Mr. Jennings will continue as the Managing Director of Recruiter.com Recruiting Solutions, LLC, a subsidiary of the Company, and Chief Executive Officer of Atlantic Energy Solutions, Inc., a subsidiary of the Company.

The foregoing description of the Jennings Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 24, 2025, the Company issued a press release titled “Nixxy's Auralink AI Announces Up to $120 Million AI-Enabled Reciprocal Telecommunications Services Agreement with a Global Technology Provider”. A copy of this press release is attached as Exhibit 99.1 to this Current Report.

On February 25, 2025, the Company issued a press release titled “NIXXY Outlines Strategic Growth Initiatives and Market Expansion Plans”. A copy of this press release is attached as Exhibit 99.2 to this Current Report.

On February 26, 2025, the Company issued a press release titled “Nixxy Announces $10 Million Share Repurchase Program”. A copy of this press release is attached as Exhibit 99.3 to this Current Report.

The information in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Bilateral Agreement, dated February 24, 2025, between Mexedia S.p.A. SB and Nixxy, Inc.
10.2	Employment Agreement, dated February 24, 2025, between Nixxy, Inc. and Miles Jennings
99.1	Press release issued on February 24, 2025.
99.2	Press release issued on February 25, 2025.
99.3	Press release issued on February 26, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nixxy, Inc.

Dated: February 26, 2025	By:	/s/ Miles Jennings
Miles Jennings Chief Executive Officer

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